                                                          OFFICIAL NOTICE
                                                     Res. No. B111-81 adopted
                                                                 by
                                                         Board of Directors
                                                          October 15, 1981
                                                          /s/ R. L. Enochs
                                                        ---------------------
                                                              R. L. Enochs
                                                     Vice President and
                                                             Secretary

                       RESOLUTION RE GROUP IRA BUSINESS

                               -----------------

   WHEREAS, pursuant to authority granted by Resolution No. 21-69 adopted by the Board of Directors on April 17, 1969, certain officers of The Equitable, including the Chief Investment Officer, are authorized to establish any and all separate accounts deemed by such officers to be necessary or desirable for The Equitable's authorized annuity business; and

   WHEREAS, Senior Executive Vice President Attwood, by his concurrence in a memorandum to him from Senior Vice President J. Gary Burkhead dated October 7, 1981, a copy of which has been presented to this Board and is filed with the records of this meeting, has recommended that authority be granted (i) to create separate accounts referred to in such memorandum, (ii) to establish Committees for such separate accounts pursuant to Section 227(6) of the Insurance Law of the State of New York, (iii) to indemnify the members of the Committees for such separate accounts, and (iv) to take further action with respect to such separate accounts similar to that taken or authorized by the Board of Directors with respect to Separate Account A;

   NOW, THEREFORE, BE IT

   RESOLVED, That, pursuant to Section 227 of the Insurance Law of the State of New York, authority is hereby given to establish separate accounts for The Equitable's authorized annuity business as set forth in the memorandum of Senior Vice President J. Gary Burkhead dated October 7, 1981;

   FURTHER RESOLVED, That, pursuant to Section 227(6) of the Insurance Law of the State of New York, authority is hereby granted to the Chairman of the Board, the President or Executive Vice President and Chief Investment Officer to establish Committees for such separate accounts and to designate the initial members thereof each of whom shall serve until the first meeting of persons having voting rights in respect of the separate account, as provided in its rules and regulations, and until his or her successor shall qualify, and thereafter the members of the Committee shall be elected by such persons;

   FURTHER RESOLVED, That, pursuant to Section 5.5 of the By-Laws of The Equitable, as amended, in consideration of each member's agreement to serve as a member of the Committees for such separate accounts at The Equitable's request and because of The Equitable's interest in those separate accounts, The Equitable shall indemnify, to the extent permitted by the law of the State of New York and subject to all applicable requirements thereof, any person made or threatened to be made a party to any action or proceeding whether civil or criminal by reason of the fact that that person or that person's testator or intestate is or was a member of said Committee; and

   FURTHER RESOLVED, That authority is hereby granted to take all further necessary or desirable action in connection with the establishment or operation of those separate accounts or the sale of agreements providing for allocation of amounts to such separate accounts, including all such action similar to that taken or authorized pursuant to Resolution No. 35-68 adopted by the Board of Directors on July 18, 1968, with respect to Separate Account A.

                                                          OFFICIAL NOTICE
                                                     Res. No. B41-82 adopted
                                                                 by
                                                         Board of Directors
                                                           April 15, 1982
                                                     Vice President and
                                                             Secretary

                            RESOLUTION RE APPROVAL
                             OF SEPARATE ACCOUNTS

   WHEREAS, by Resolution No. 111-81 adopted by the Board of Directors on October 15, 1981, authority was given to establish a series of separate accounts pursuant to Section 227 of the Insurance Law of the State of New York to serve as funding vehicles for a Group Individual Retirement Account
(IRA) product;

   WHEREAS, Senior Vice President Attwood, by his concurrence in a memorandum to him from Executive Vice President J. Gary Burkhead dated April 14, 1982, a copy of which has been presented to the Board and is filed with the records of this meeting, has recommended that authority be granted:

        (i) to expand the series of separate accounts established pursuant to Resolution No. 111-81 to serve as funding vehicles for other tax-favored markets, such as tax sheltered annuities authorized under
        Section 403(b) of the Internal Revenue Code, as amended (the "Code"); public employee deferred compensation plans under Section 457 of the Code; and small HR-10 plans under Section 401 of the Code;

        (ii) to create a parallel series of separate accounts to be used as funding vehicles for non-tax favored deferred variable annuities, said separate accounts to have similar investment policies to the accounts for the tax-favored markets;

        (iii) to create new separate accounts in each series, and for the qualified plan market, to invest in a diversified portfolio of debt securities or other investments selected to accord with the terms of an Equitable minimum guarantee;

        (iv) to establish Committees for separate accounts pursuant to
        Section 227(6) of the Insurance Law of the State of New York;

        (v) to indemnify the members of the Committees for such separate accounts;

        (vi) to take further action with respect to such separate accounts similar to that taken or authorized by the Board of Directors with respect to Separate Account A;

        (vii) to extend the present authorization for systems expenditure and indemnifications authorized in Resolution Nos. 136-81 and 25-82 adopted by the Board on December 17, 1981 and March 18, 1982, respectively, to cover the new uses for the separate accounts; and

   WHEREAS, Executive Vice President J. Gary Burkhead has recommended in his memorandum dated April 14, 1982 that the Board approve the use of the Schedule K82 rates of commissions and service fees for any pension contract funded by a series of separate accounts referred to in said memorandum;

   NOW, THEREFORE, BE IT

   RESOLVED, that the series of separate accounts established pursuant to Resolution No. 111-81 may serve as funding vehicles for additional group tax-favored markets as set forth in the memorandum of Executive Vice President J. Gary Burkhead, dated April 14, 1982;

   FURTHER RESOLVED, that, pursuant to Section 227 of the Insurance Law of the State of New York, authority is hereby given to establish a new series of separate accounts for non-tax favored variable annuities for The Equitable's authorized annuity business as set forth in the memorandum of Executive Vice President J. Gary Burkhead, dated April 14, 1982;

   FURTHER RESOLVED, that, pursuant to Section 227 of the Insurance Laws of the State of New York, authority is hereby given to establish new separate accounts to fund contracts providing for minimum guarantees as set forth in the memorandum of Executive Vice President J. Gary Burkhead dated April 14, 1982;

   FURTHER RESOLVED, that, pursuant to Section 227(6) of the Insurance Law of the State of New York, authority is hereby granted to the Chairman of the Board, the President or Senior Executive Vice President and Chief Investment Officer to establish Committees for the separate accounts, and to designate the initial members thereof, each of whom shall serve until the first meeting of persons having voting rights in respect to said separate accounts, as provided in their respective rules and regulations, and until his or her successor shall qualify and, thereafter, the members of said Committees shall be elected by such persons;

   FURTHER RESOLVED, that, pursuant to Section 5.5 of the By-Laws of The Equitable, as amended, in consideration of each member's agreement to serve as a member of the Committees for such separate accounts at The Equitable's request and because of The Equitable's interest in those separate accounts, The Equitable shall indemnify, to the extent permitted by the law of the State of New York and subject to all applicable requirements thereof, any person made or threatened to be made a party to any action or proceeding whether civil or criminal by reason of the fact that that person or that person's testator or intestate is or was a member of said Committees;

   FURTHER RESOLVED, that authority is hereby granted to take all further necessary or desirable action in connection with the establishment or operation of those separate accounts or the sale of agreements providing for allocation of amounts to such separate accounts, including all such action similar to that taken or authorized pursuant to Resolution No. 35-68 adopted by the Board of Directors on July 18, 1968 with respect to Separate Account A;

   FURTHER RESOLVED, that the authority granted by Resolution Nos. 136-81 and 25-82 adopted by the Board on December 17, 1981 and March 18, 1982, respectively, be expanded as set forth in the memorandum of Executive Vice President J. Gary Burkhead dated April 15, 1982; and

   FURTHER RESOLVED, that, upon the recommendation of Executive Vice President J. Gary Burkhead as set forth in his memorandum dated April 14, 1982, the Board of Directors hereby approves the use of the Schedule K82 rates of commissions and service fees under pension contracts for individual tax-deductible contributions by Resolution No. 135-81 adopted by the Board of Directors on December 17, 1981 for any pension contract funded by a series of separate accounts for use in connection with the group pension tax-favored, tax-qualified or non-favored products referred to in the memorandum. The appropriate officers are hereby authorized to give effect to such commissions and service fees as soon as practicable subject to obtaining any required approval of regulatory authorities.

                                                          [EQUITABLE LOGO]
                                                          J. GARY BURKHEAD
                                                       Senior Vice President
                                                         Pension Operations

DATE:           October 7, 1981

FOR:            James A. Attwood
                Executive Vice President and
                Chief Investment Officer

SUBJECT:        Request for Board Authorization
                to Establish New Separate Accounts

-----------------------------------------------------------------------------

                Pension Operations requests authorization from Equitable's Board of Directors to establish new separate accounts to serve as funding vehicles for a new Group Individual Retirement Account (IRA) product. The new Group IRA product is being designed as a facility for tax deductible contributions made by employees outside of qualified plans, in accordance with the Economic Recovery Tax Act of 1981. This product is to be offered to individuals through employers and associations of employers.
                Because the IRA contributors will not be made under a qualified plan, each of the separate accounts used as a funding vehicle fro the Group IRA product must be registered with the SEC as an investment company. Therefore, I recommend that we request authorization from the Board of Directors of
                Equitable:

                   1. To create new separate accounts for the Group IRA
                      product. Initially, we propose establishing four new separate accounts: a common stock account, a money market account, a bond account, and a balanced account. Additional accounts may be created later.

                   2. To establish Committees for the new separate accounts,
                      and to indemnify their members.

                   3. To take further actions in the operation of these
                      accounts, similar to those previously authorized by the Board for other registered separate accounts (pursuant to the resolution authorizing Separate Account A), that include: the operation of the accounts by the appointed Committees, filings under Federal and state securities laws, and any appropriate applications for exemptions from the Investment Company Act.

                The attached Board Resolution provides for the requested authority.

                                                     /s/ J. Gary Burkhead
                                                    -----------------------
                                                         J. Gary Burkhead

JGB: JR
Enclosure

                                                          [EQUITABLE LOGO]
                                                          J. GARY BURKHEAD
                                                      Executive Vice President
                                                         Pension Operations

DATE:           April 14, 1982

FOR:            James A. Attwood,
                Senior Executive Vice President
              & Chief Investment Officer

SUBJECT:        Extension of the Participant Package

-----------------------------------------------------------------------------

                  The Equitable introduced last January a group pension
                package of new separate accounts to serve the newly expanded IRA market. Employers collect employee contributions through payroll deductions, and participant-level record-keeping is provided through computer systems of an outside vendor.

                  The Internal Revenue Code now provides a number of other
                provisions conveying tax benefits for individual savings, ranging from the long-familiar tax-sheltered annuities and voluntary employee contributions under qualified plans to such relatively recent developments as deferred compensation plans for public employees (Section 457) and Section 401(k) plans for private employees. The use of such provisions can be expected to grow rapidly in this decade: there is a growing national attention to the need for individual retirement savings, arising from awareness that the population is aging, that Social Security cannot be expanded further, and that capital formation must be increased.

                  The group IRA participant package is a natural concept to
                extend to all of these uses wherever the employer will provide the key administrative link of distributing information and collecting through payroll deduction.

                  Accordingly, we wish to extend the group IRA participant
                package to other tax-favored markets, including appropriate qualified plan vehicles, and to a corresponding facility for deferred variable annuities supplemental to the tax-favored packages. This requires Board approval to use IRA separate accounts in other tax-favored markets apart from qualified plans (for which existing separate accounts can be used) and to establish a parallel series of separate accounts for deferred variable annuities.

                  Further, specific Board approval should be obtained for
                creating a new separate account in each series of the participant package to serve as a vehicle for a new style of interest guarantee.

Extension of the Participant Package                                  Page -2-

   As with the present group IRA product, the participant package will be only for what are, in effect, employee contributions, collected by employers through payroll deductions. Similarly, participant-level record-keeping will be conducted by one or more outside vendors; amounts presently authorized for EDP work on the IRA product are expected to cover the costs of adapting existing systems to these new uses, but Board approval should be obtained for that new use of those funds. The corporate IRA program commission scale will be applied to these extensions of the participant package. Implementation of these extensions is conditioned upon suitable clearances from the New York Insurance Department, the Securities and Exchange Commission, and the Internal Revenue Service.

   The accompanying resolution sets forth these several approvals. May I have your approval to submit this to the Board?

                                           /s/ J. Gary Burkhead
                                         ------------------------
                                               J. Gary Burkhead
                                               Executive Vice President